Exhibit 5.1

Tel-Aviv, January 10, 2025

SuperCom Ltd.
3 Rothschild Street
Tel Aviv 6688106
Israel

Re: Registration Statement on Form F-3 (File No. 333-_____)

Ladies and Gentlemen:

We have acted as Israeli counsel to SuperCom Ltd., a company organized under the laws of the State of Israel (the “Company”) in connection the preparation and filing with the U.S. Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form F-3 (including its exhibits, the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following securities to be issued and sold by the Company from time to time (collectively, the “Securities”), up to US$50,000,000 of any combination, together or separately:

(1)	ordinary shares of the Company, par value NIS 50 per share (the “ordinary shares”);

(2)	preferred shares of the Company, par value NIS 50 per share (the “preferred shares”);

(3)
debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other Securities, including the ordinary shares (collectively, “Debt Securities”), each series of Debt Securities to be issued under one or more separate indentures between us and a designated trustee for such Debt Securities (the “Indentures”);

(4)
warrants to purchase the Company’s ordinary shares and/or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”);

(5)
rights to purchase the Company’s ordinary shares or debt securities (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”); and

(6)
units comprised of one or more ordinary shares, preferred shares, Debt Securities, Rights and Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”).

In connection herewith, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion, and we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities.

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

(i)	The Company has been duly incorporated and is validly existing and in good standing with the Registrar of Companies under the laws of the State of Israel.

(ii)
With respect to the ordinary shares and the preferred shares, when (i) the Company’s shareholders and/or board of directors (the “Board”) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such ordinary shares or preferred shares, as the case may be, has been recorded in the Company’s registrar; and (iii) the subscription price of such ordinary shares or preferred shares, as the case may be (being not less than the par value of the ordinary shares) has been fully paid in cash or other consideration approved by the Board, the ordinary shares or the preferred shares, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable.

(iii)
With respect to each issue of Debt Securities, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) an Indenture relating to the Debt Securities and the Debt Securities shall have been authorized and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) when such Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Debt Securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

(iv)
With respect to the Warrants, when: (a) the board of directors of the Company has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (b) a Warrant Agreement relating to the Warrants shall have been duly authorized and validly executed and delivered by the Company and the financial institution designated as warrant agent thereunder; and (c) the Warrant Certificates have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided therein, the Warrants will be duly authorized, legal and binding obligations of the Company.

(v)
With respect to the Rights, when: (a) the Company’s shareholders and/or Board has taken all necessary corporate action to approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters; (b) a Rights Agreement relating to the Rights shall have been duly authorized and validly executed and delivered by the Company and the financial institution designated as rights agent thereunder; and (c) the Rights Certificates have been duly executed, countersigned, registered and delivered in accordance with the Rights Agreement relating to the Rights and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided therein, the Rights will be duly authorized, legal and binding obligations of the Company.

(vi)
With respect to the Units, when: (a) the Company’s shareholders and/or Board has taken all necessary corporate action to approve the creation and terms of the Units and to approve the issue thereof, the terms of the offering thereof and related matters; (b) a Unit Agreement relating to the Units shall have been duly authorized and validly executed and delivered by the Company and the financial institution designated as unit agent thereunder; and (c) the Units Certificates have been duly executed, countersigned, registered and delivered in accordance with the Unit Agreement relating to the Units and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided therein, the Units will be duly authorized, legal and binding obligations of the Company.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

The opinion set forth above is subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion is being rendered in connection with the filing of the Registration Statement with the SEC. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ S. FRIEDMAN, ABRAMSON & CO. S. FRIEDMAN, ABRAMSON & CO Advocates